Exhibit 10.9

Loan Number: 92522

BUSINESS NOTE
(Use only for business purpose loans)	Boxes checked are applicable.
Boxes not checked are inapplicable.

Muskie Proppant, LLC	January 31, 2013	$3,000,000.00
(MAKER)	(DATE)

1. Promise to Pay and Payment Schedule. The undersigned (“Maker,” whether one or more) promises to pay to the order of Citizens State Bank of La Crosse (“Lender”) at 620 Main Street, La Crosse, Wisconsin, the sum of $3,000,000.00, plus interest as set forth below, according to the following schedule:

11 payment(s) consisting of accrued interest beginning March 1, 2013 and continuing monthly thereafter, plus a final payment of the unpaid principal plus accrued interest due on February 1, 2014. All payments are subject to modification as set forth in the paragraphs 2(c) and 2(d) below.

2. Interest. Interest shall accrue before maturity (whether by acceleration or lapse of time) at the stated interest rate(s) identified in section 2(a), (b) or (C) below (each a “stated interest rate”), as applicable, on the unpaid principal balance, calculated as provided in section 2(g) below:

[Check (a), (b) or (c); only one shall apply.).]

(a) ☐ Fixed Interest Rate. n/a%

(b) ☐ Stepped Fixed Interest Rate. n/a% until n/a% and n/a% thereafter.

(c) ☒ Variable Interest Rate. The stated interest rate is variable and will adjust to equal the Index Rate (as defined” below), ☒ plus ☐ minus 1.500 percentage points. However, the stated interest rate shall not exceed n/a% and shall not be less than n/a% and until the first change date described below the stated interest rate shall be 4.750%. The stated interest rate shall be adjusted on the change dates provided below. The “Index Rate” is:

The highest U.S. Prime Rate as published in the Wall Street Journal “Money Table”

The Index Rate may or may not be the lowest rate charged by Lender. The stated interest rate shall be adjusted on the following change dates:

as and when the Index changes

If the Index Rate ceases to be made available to Lender during the term of this Note, “Lender may substitute .a comparable Index.

(d) Payment Modification. If section 2(b) or (c) above is checked, an adjustment in the stated interest rate will result in an increase or decrease in (1) ☐ the amount of each payment of interest, (2) ☒ the amount of the final payment, (3) ☐ the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) ☐ the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) ☐ the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) ☐ n/a. In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. The Maker agrees to pay any resulting payments or amounts.” ·

(e) Interest After Maturity and Application of All Payments. Interest shall accrue on unpaid principal and interest after maturity (whether by acceleration or lapse of time) until paid ☒ at the stated interest rate(s) under section 2(a), (b) or (c) above, as applicable, plus 4.000 percentage points ☐ at the stated interest rate of n/a%, calculated as provided in section. 2(g) below. All payments shall be applied first to accrued and unpaid interest, second to other charges payable by Maker to Lender and third to unpaid principal.

(f) ☐ Compounding. Prior to maturity (whether by acceleration or lapse of time), unpaid and past due interest shall bear interest from its due date at the stated interest rate then in effect for this Note, calculated as provided in section 2(g) below.

(g) Interest Calculation. Interest will be calculated by applying a daily interest rate for the actual number of days interest is owing, up to 365 days in a full year or 366 days in a full leap year. The daily interest rate will be calculated as follows:

[Check (1) or (2); only one shall apply.]

(1) ☐ 360 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 360 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 360. Maker understands and agrees that calculating the dally interest rate using a 360 day year means the actual annual interest rate in a 366 day year and in a 366 day leap year is higher than the stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above.

(2) ☐ 365 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 365 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 365. Maker understands and agrees that calculating the daily interest rate using a 365 day year means the actual annual interest rate in a 366 day leap year is higher than the stated Interest rate in Section 2(a), (b) or (c), above, as applicable, and in section 2(e), above. ·

3. Other Charges. If any payment (other than the final payment) is not made on or before the 10th day after its due date, Lender may collect a delinquency charge of ☒ 5.00% of the unpaid amount ☐ n/a. Maker agrees to pay a charge of $15.00 for each check or electronic debit presented for payment under this Note which is returned unsatisfied.

4. Renewal. ☐ This Note renews and does not satisfy or discharge a note Maker executed to Lender dated n/a.

5. Prepayment. Full or partial prepayment of this Note ☒ is permitted at any time without penalty ☐ n/a.

All prepayments shall be applied first to accrued and unpaid interest, second to other charges payable by Maker to Lender and third to principal.

THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON PAGE 2.

Muskie Proppant, LLC		(SEAL)
A Delaware Limited Liability Company
By:	/s/ Cyrus W. Ingraham, III	(SEAL)
Cyrus W. Ingraham, III, CEO		(SEAL)
1125 N. Broadway
Menomonie, WI 54751
(ADDRESS)		(PHONE)

FOR LENDER CLERICAL USE ONLY

Collateral includes but is not limited to: 1st REM on W2326 US Highway 10, Plum City, WI; SBSA 45-3252412	Dennis J. Vogel
LOAN OFFICER

DOCUMENT NO.

REAL ESTATE MORTGAGE

(Use For Consumer or Business Transactions)

Muskie Proppant, LLC (“Mortgagor,” whether one or more), whose address is 1125 N. Broadway, Menomonie, WI 54751 mortgages, conveys, assigns, grants a security interest in and warrants to Citizens State Bank of La Crosse 620 Main Street, La Crosse, WI 54601 (“Lender”) in consideration of the sum of

Three Million and 00/100 ($3,000,000.00), loaned or to be loaned to Muskie Proppant, LLC (“Borrower”), whether one (or more) by Lender, evidenced by Borrower’s note(s) or agreement(s) dated January 31, 2013 the real estate described below, together with all privileges, hereditaments, easements and appurtenances, all rents, leases, issues and profits, all claims, awards and payments made as a result of the exercise of the right of eminent domain, all existing and future improvements and all goods that are or are to become fixtures (all called the “Property”) to secure the Obligations described in paragraph 5, including, but not limited to, repayment of the sum stated above plus certain other debts, obligations and liabilities arising out of past, present and future credit granted by Lender. SINCE THIS MORTGAGE SECURES ALL OBLIGATIONS DESCRIBED IN PARAGRAPH 5, IT IS ACKNOWLEDGED AND AGREED THAT THIS MORTGAGE MAY SECURE OBLIGATIONS FROM TIME TO TIME IN A DOLLAR AMOUNT GREATER THAN THE DOLLAR AMOUNT STATED ABOVE.

☐ If checked here, and not in limitation of paragraph 5, this Mortgage is also given to secure all sums advanced and re-advanced to Borrower by Lender from time to time under the revolving credit agreement between Borrower and Lender described above.

542429

PIERCE COUNTY

REGISTER OF DEEDS

VICKI J NELSON

PAGES:        3

NTG

RECORDING FEE:        30.00

02/08/2013 08:00 AM

Recording Area

Name and Return Address

Citizens State Bank of La Crosse

620 Main Street

La Crosse, WI 54601

034-01018-0100

Parcel Identifier No.

1. Description of Property. (This Property is not the homestead of Mortgagor.)

Part of the SE 1/4 of the SW 1/4 of Section 7, Township 25 North, Range 15 West, Town of Union, Pierce County, Wisconsin, described as follows: Commencing at the Southeast corner of said SE 1/4 of the SW 1/4 thence North 880 feet; thence West 600 feet; thence South 80 feet; thence West 142.5 feet; thence South 800 feet; thence East 742.5 feet to the point of beginning, EXCEPT Certified Survey map recorded in Volume 4 of Certified Survey maps, Page 165 as Document No. 354508.

Together with an Easement described Warranty Deed dated November 5, 1993 and recorded on November 12, 1993 in Volume 290 of Records, Page 156 as Document No. 351125.

W2326 US Highway 10, Plum City , WI 54761

☐ If checked here, description continues or appears on attached sheet(s).

☐ If checked here, this Mortgage is a construction mortgage.

☐ If checked here, Condominium Rider is attached.

2. Title. Mortgagor warrants title to the Property, excepting only restrictions and easements of record, municipal and zoning ordinances, current taxes and assessments not yet due and                                         .

3. Escrow. Interest will not be paid on escrowed funds if an escrow is required under paragraph 8(a).

4. Additional Provisions. This Mortgage includes the additional provisions on pages 2 and 3, which are made a part of this Mortgage.

Real Estate Mortgage

5. Mortgage as Security. This Mortgage secures prompt payment to Lender of (a) the sum stated in the first Paragraph of this Mortgage, plus interest and charges, according to the terms of the promissory note(s) or agreement(s) of Borrower to Lender identified in the first paragraph of this Mortgage, and any extensions, renewals or modifications of such promissory note(s) or agreement(s), plus (b) to the extent not prohibited by the Wisconsin Consumer Act, if applicable, all other debts, obligations and liabilities arising out of credit previously granted, credit contemporaneously granted and credit granted in the future primarily for personal, family or household purposes by Lender to any Mortgagor, to any Mortgagor and another or to another guaranteed or endorsed by any Mortgagor and agreed in documents evidencing the transaction to be secured by this Mortgage, plus all interest and charges, plus (c) all other debts, obligations and liabilities arising out of credit previously granted, credit contemporaneously granted and credit granted in the future other than primarily for personal, family or household purposes by Lender to any Mortgagor, any Mortgagor and another or to another guaranteed or endorsed by any Mortgagor, plus all interest and charges, plus (d) to the extent not prohibited by the Wisconsin Consumer Act or Chapter 428, Wisconsin Statutes, if applicable, all costs and expenses of collection or enforcement (all called the “Obligations”). This Mortgage also secures the performance of all covenants, conditions and agreements contained in this Mortgage. Unless otherwise required by law, Lender will satisfy this Mortgage upon request by Mortgagor if (a) the Obligations have been paid according to their terms, (b) any commitment to make future advances secured by this Mortgage has terminated, (c) Lender has terminated any line of credit under which advances are to be secured by this Mortgage, and (d) all other payments required under this Mortgage and the Obligations and all other terms, conditions, covenants, and agreements contained in this Mortgage and the documents evidencing the Obligations have been paid and performed.

6. Taxes. To the extent not paid to Lender under paragraph 8(a), Mortgagor shall pay before they become delinquent all taxes, assessments and other charges which may be leveled or assessed against the Property, against Lender upon this Mortgage or the Obligations or other debt secured by this Mortgage, or upon Lender’s interest in the Property, and deliver to Lender receipts showing timely payment.

7. Insurance. Mortgagor shall keep the improvements on the Property insured against direct loss or damage occasioned by fire, flood, extended coverage perils and such other hazards as Lender may require, through insurers reasonably satisfactory to Lender, in amounts, without co-insurance, not less than the unpaid balance of the Obligations or the full replacement value, whichever is less, and shall pay the premiums when due. The policies shall contain the standard mortgagee and lender loss payee clauses in favor of Lender, shall insure Lender notwithstanding any defenses of the insurer against Mortgagor and, unless Lender otherwise agrees in writing, the original of all policies covering the Property shall be deposited with Lender. Subject to Lender’s satisfaction, Mortgagor is free to select the insurance agent or insurer through which insurance is obtained. Mortgagor shall promptly give notice of loss to insurance companies and Lender. All proceeds from such insurance shall be applied, at Lender’s option, to the Installments of the Obligations in the inverse order of their maturities (without penalty for prepayment) or to the restoration of the improvements on the Property, and Lender may require that such proceeds of insurance be deposited with it for these purposes. In the event of foreclosure of this Mortgage or other transfer of title to the Property, in extinguishment of the indebtedness secured hereby, all right, title, and interest of Mortgagor in and to any insurance then in force shall pass to the purchaser or grantee. If Mortgagor fails to keep any required insurance on the Property, Lender may purchase such insurance for Mortgagor, such insurance may be acquired by Lender solely to protect the interest of Lender (it will not cover Mortgagor’s equity in the Property), and Mortgagor’s obligation to repay Lender shall be in accordance with paragraph 10.

8. Mortgagor’s Covenants. Mortgagor covenants:

(a) Escrow. If an escrow is required by Lender, to pay Lender sufficient funds, at such times as Lender designates, to pay when due (1) the estimated annual real estate taxes and assessments on the Property, (2) all property and hazard insurance premiums, (3) flood insurance premiums, if any, (4) if payments owed under the Obligations are guaranteed by mortgage guaranty insurance, the premiums necessary to pay for such insurance, and (5) other items agreed to be included In the escrow. Lender may, at any time, collect and hold such escrow funds in an amount not to exceed the maximum amount a lender for a federally related mortgage loan may require for Mortgagor’s escrow account under the federal Real Estate Settlement Procedures Act of 1974, as amended from time to time, if applicable. Lender may estimate the amount of escrow funds due on the basis of current data and reasonable estimates of future expenditures of future escrow account funds or as otherwise required by applicable law. Lender shall apply the escrowed funds against taxes, assessments and insurance premiums when due or as otherwise required by law. Escrowed funds may be commingled with Lender’s general funds. If the escrowed funds held by Lender exceed the amount permitted to be held by applicable law, Lender shall account to Mortgagor for the excess escrowed funds in a manner determined by Lender or as otherwise required by applicable law. If the escrowed funds held by Lender at any time are not sufficient to pay the escrow account items when due, Lender may notify Mortgagor in writing, and Mortgagor shall pay to Lender the amount necessary to make up the deficiency in a manner determined by Lender or as otherwise required by applicable law;

(b) Condition and Repair. To keep the Property in good arid tenantable condition and repair, and to restore or replace damaged or destroyed improvements and fixtures;

(c) Liens. To keep the Property free from liens and encumbrances superior to the lien of this Mortgage and not described in paragraph 2;

(d) Other Mortgages. To perform all of Mortgagor’s obligations and duties under any other mortgage or security agreement on the Property and any obligation to pay secured by such a mortgage or security agreement;

(e) Waste. Not to commit waste or permit waste to be committed upon the Property or abandon the Property;

(f) Conveyance. Not to sell, assign, lease, mortgage, convey or otherwise transfer any legal or equitable interest in all or part of the Property, or permit the same to occur without the prior written consent of Lender and, without notice to Mortgagor, Lender may deal with any transferee as to its interest in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor under this Mortgage or the Obligations;

(g) Alteration or Removal. Not to remove, demolish or materially alter any part of the Property, without Lender’s prior written consent, except Mortgagor may remove a fixture, provided the fixture is promptly replaced with another fixture of at least equal utility;

(h) Condemnation. To pay to Lender all compensation received for the taking of the Property, or any part, by condemnation proceeding (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Property, or any part. The compensation shall be applied in such manner as Lender determines to rebuilding of the Property or to the Obligations in the inverse order of their maturities (without penalty for prepayment);

(i) Inspection. Lender and its authorized representatives may enter the Property at reasonable times to inspect it, and at Lender’s option to repair or restore the Property and to conduct environmental assessments and audits of the Property;

(j) Laws. To comply with all laws, ordinances and regulations affecting the Property;

(k) Subrogation. That Lender is subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the proceeds of the note(s) or agreement(s) identified in the first paragraph of this Mortgage; and

(l) Leases. To pay and perform all obligations and covenants under and pursuant to the terms of each lease of all or any part of the Property required of Mortgagor, and to not cancel, accept a surrender of, modify, consent to an assignment of the lessee’s interest under, or make any other assignment or other disposition of, any lease of all or any part of the Property or any interest of Mortgagor in the lease and to not collect or accept any payment of rent more than one month before it is due and payable.

9. Environmental Laws. Mortgagor represents, warrants and covenants to Lender (a) that during the period of Mortgagor’s ownership or use of the Property no substance has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action (“Hazardous Substance”) under any federal, state or local laws, regulations, ordinances, codes or rules (“Environmental Laws”); (b) that Mortgagor has no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property; (c) that, without limiting the generality of the foregoing, Mortgagor has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks; (d) that there are no conditions existing currently or likely to exist during the term of this Mortgage which would subject Mortgagor to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claims relating to any Hazardous Substance; (e) that Mortgagor is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (f) that Mortgagor in the past has been, at the present is, an in the future will remain in compliance with all Environmental Laws. Mortgagor shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys’ fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (i) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (ii) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, or (iii) the imposition of any governmental lien for the recovery of environmental clean-up costs expended under any Environmental Law. Mortgagor shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Property.

10. Authority of Lender to Perform for Mortgagor. If Mortgagor fails to perform any of Mortgagor’s duties set forth in this Mortgage, including without limitation, preserving and insuring the Property, not committing waste or abandoning the Property, keeping the Property free of liens or encumbrances other than those approved by Lender, keeping the Property in good and tenantable condition and repair, and complying with all laws, ordinances and regulations affecting the Property, Lender may after giving Mortgagor any .notice and opportunity to perform which are required by law, perform the covenants or duties or cause them to be performed, or take such other action as may be necessary to protect Lender’s interest in the Property and to secure and repair the Property. Unless prohibited by the Wisconsin Consumer Act, if applicable, such actions may include, without limitation, assessing the value of the Property, paying liens that become superior to this Mortgage and making any other payments required, signing Mortgagor’s name, engaging an attorney, appearing in court and paying reasonable attorney’s fees, and entering the Property to make repairs, change locks, replace and board up doors and windows, drain water from pipes, eliminate building code violations and dangerous conditions and maintain appropriate utilities to the Property. Any such amounts expended by Lender shall be due on demand and secured by this Mortgage, bearing interest at the highest rate stated in any document evidencing an Obligation, but not in excess of the maximum rate permitted by law, from the date of expenditure by Lender to the date of payment by Mortgagor.

11. Default; Acceleration; Remedies. If (a) there is a default under any Obligation secured by this Mortgage, or (b) Mortgagor fails timely to observe or perform any of Mortgagor’s covenants or duties contained in this Mortgage, then, at the option of Lender each Obligation will become immediately due and payable unless notice to Mortgagor or Borrower and an opportunity to cure are required by §425.105, Wis. Stats., if applicable, or the document evidencing the Obligation and, in that event, the Obligation will become due and payable if the default is not cured as provided in that statute or the document evidencing the Obligation or as otherwise provided by law. If Lender exercises its option to accelerate, the unpaid principal and Interest owed on the Obligation, together with all sums paid by Lender as authorized or required under this Mortgage or any Obligation, shall be collectible in a suit at law or by foreclosure of this Mortgage by action, or both, or by the exercise of any other remedy available at law or equity.

12. Waiver and Consent. .Lender may waive any default without waiving any other subsequent or prior default by Mortgagor. Unless prohibited by the Wisconsin. Consumer Act, if applicable, each Mortgagor who is not also a Borrower expressly consents to and waives notice of the following without affecting the liability of any such Mortgagor: (a) the creation of any present or future Obligations, default under any Obligations, proceedings to collect from any Borrower or anyone else, (b) any surrender, release, impairment, sale or other disposition of any security or collateral for the Obligations, (c) any release or agreement not to sue any guarantor or surety of the Obligations, (d) any failure to perfect Lender’s security interest in or realize upon any security or collateral for the Obligations, (e) any failure to realize upon any of the Obligations or to proceed against any Borrower or any guarantor or surety, (f) any renewal or extension of the time of payment, (g) any determination of the allocation and application of payments and credits and acceptance of partial payments, (h) any application of the proceeds of disposition of any collateral for the Obligations to any obligation of any Borrower secured by such collateral in such order and amounts as it elects, (i) any determination of what, if anything, may at any time be done with reference to any security or collateral, and (j) any settlement or compromise of the amount due or owing or claimed to be due or owing from any Borrower, guarantor or surety.

13. Assignment of Rents and Leases. Mortgagor conveys, assigns and transfers to Lender, as additional security for the Obligations, all leases of all or any part of the Property, whether oral or written, now or hereafter entered into by Mortgagor, together with any and all extensions and renewals of any leases, and all rents which become or remain due or are paid under any agreement or lease for the use or occupancy of any part or all of the Property. Until the occurrence of an event of default under this Mortgage or any Obligation, Mortgagor has a license to collect the rents, issues and profits (the “Rents”) from the Property. To the extent not prohibited by the Wisconsin Consumer Act, if applicable, upon or at any time after the occurrence of such an event of default and the expiration of any applicable cure period described in paragraph 11, and lapse of any applicable grace, notice or cure period provided in any document evidencing such Obligation, the license granted Mortgagor to collect the Rents shall automatically and immediately terminate and Mortgagor shall hold all Rents (whether paid before or after an event of default) in trust for the use and benefit of Lender, and Lender may, at its option, without any further notice, either in person or by agent, with or without taking possession of or entering the Property, with or without bringing any action or proceeding, or by a receiver to be appointed by a court, collect all of the Rents payable under the leases. All such payments shall be applied in such manner as Lender determines to payments required under this Mortgage and the Obligations. To the extent not prohibited by the Wisconsin Consumer Act, if applicable, this assignment shall be enforceable and Lender shall be entitled to take any action to enforce the assignment (including notice to the tenants to pay directly to Lender or the commencement of a foreclosure action) without seeking or obtaining the appointment of a receiver or possession of the Property. Any entering upon and taking possession of the Property, any collection of Rents, and any application of Rents as allowed by this Mortgage shall not cure or waive any default or waive, modify or affect notice of default under this Mortgage or invalidate any act done pursuant to such notice, and not in any way operate to prevent Lender from pursuing any other remedy which it now or hereafter may have under the terms or conditions of this Mortgage, any document evidencing any Obligation or any other instrument securing the Obligations.

14. Power of Sale. In the event of foreclosure, Lender may sell the Property at public sale and execute and deliver to the purchasers deeds of conveyance pursuant to statute.

15. Receiver. Upon the commencement or during the pendency of an action to foreclose this Mortgage, or enforce any other remedies of Lender under it, without regard to the adequacy or inadequacy of the Property as security for the Obligations, Mortgagor agrees that the court may appoint a receiver of the Property (including homestead interest) without bond, and may empower the receiver to take possession of the Property and collect the rents, issues and profits of the Property and exercise such other powers as the court may grant until the confirmation of sale, and may order the rents, issues and profits, when so collected, to be held and applied as the court may direct.

16. Foreclosure Without Deficiency Judgment. If the Property is a one-to-four family residence that is owner-occupied at the commencement of a foreclosure, a farm, a church or owned by a tax exempt charitable organization, Mortgagor agrees to the provisions of §846.101 Wis. Stats., and as the same may be amended or renumbered from time to time, permitting Lender, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of real estate of 20 acres or less six months after a foreclosure judgment is entered. If the Property is other than a one-to-four family residence that is owner-occupied at the commencement of a foreclosure, a farm, a church or owned by a tax exempt charitable organization, Mortgagor agrees to the provisions of §846.103, Wis. Stats., and as the same may be amended or renumbered from time to time, permitting Lender, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of real estate three months after a foreclosure judgment is entered.

17. Expenses. To the extent not prohibited by the Wisconsin Consumer Act or Chapter 428, Wisconsin Statutes, if applicable, Mortgagor shall pay all reasonable costs and expenses before and after judgment, including without limitation, attorneys’ fees, appraisal fees, fees and expenses for environmental assessments, inspections and audits, and fees and expenses for obtaining title evidence incurred by Lender in protecting or enforcing its rights under this Mortgage.

18. Successors and Assigns. The obligations of all Mortgagors are joint and several. This Mortgage benefits Lender, its successors and assigns, and binds Mortgagor(s) and their respective heirs, personal representatives, successors and assigns.

19. Interpretation. The validity, construction and enforcement of this Mortgage are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. All references in this Mortgage to sections of the Wisconsin Statutes are to those sections as they may be renumbered from time to time. Invalidity of any provision of this Mortgage will not affect the validity of any other provision.

20. Entire Agreement. This Mortgage is intended by Lender and Mortgagor as a final expression of this Mortgage and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this Mortgage. To the extent not prohibited by the Wisconsin Consumer Act, if applicable, this Mortgage may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Lender and Mortgagor. There are no oral agreements among Lender and Mortgagor. This Mortgage may not be supplemented or modified except in writing signed by Lender and Mortgagor.

21. Other Provisions. (If none are stated below, there are no other provisions.)

The undersigned agrees to the terms of this Mortgage and acknowledges receipt of an exact copy of this Mortgage.

NOTICE TO CUSTOMER IN A TRANSACTION GOVERNED BY THE WISCONSIN CONSUMER ACT

(a)	DO NOT SIGN THIS BEFORE YOU READ THE WRITING ON ALL THREE PAGES, EVEN IF OTHERWISE ADVISED.

(b)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(c)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(d)	YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

Signed and Sealed	January 31, 2013
(Date)

Muskie Proppant, LLC	(SEAL)

A Delaware Limited Liability Company
(Type of Organization)

Delaware (State of Organization)

(Organizational I.D. Number, if any)

By:	/s/ Cyrus W. Ingraham, III	(SEAL)
Cyrus W. Ingraham, III, CEO

By:		(SEAL)

(SEAL)

(SEAL)

-----------AUTHENTICATION------------	OR	-----------ACKNOWLEDGMENT-----------

Signatures of

authenticated this day of

Title: Member State Bar of Wisconsin or

authorized under §706.06, Wis. Stats.

This instrument was drafted by

Kim Faas – CSB

Type or print name signed above.

STATE OF	Wisconsin
ss.

County of	La Crosse

This instrument was acknowledged before me on

January 31, 2013,

by	Cyrus W. Ingraham, III

as	CEO

(Name of party of applicant whom instrument was executed, if any)

Dennis J. Vogel

Notary Public,	Wisconsin

My Commission (Expires)	November 3, 2013

WBA428.GPF Rev. 11/2011	Real Estate Mortgage Page 3 of 3

SELECTIVE BUSINESS SECURITY AGREEMENT

Boxes checked are applicable.

Boxes not checked are inapplicable.

Dated January 31, 2013

1. SECURITY INTEREST

In consideration of any financial accommodation at any time granted by Citizens State Bank of La Crosse (“Lender”) to Muskie Proppant, LLC (“Borrower”), each of the undersigned (“Debtor,” whether one or more) grants Lender a security interest in property, wherever located, checked in Section 2 (“Collateral”) to secure all debts, obligations and liabilities to Lender arising out of credit previously granted, credit contemporaneously granted and credit granted in the future by Lender to any Debtor, or any Borrower, to any of them and another, or to another guaranteed or endorsed by any of them (“Obligations”).

2. DESCRIPTION OF COLLATERAL

One or more boxes must be checked.

(a)	☒	All Collateral. If checked here, all equipment, fixtures, inventory, documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), contract rights, chattel paper, patents, trademarks and copyrights (and the good will associated with and registrations and licenses of any of them), instruments, letter of credit rights and investment property, now owned or hereafter acquired by Debtor (or by Debtor with spouse);
(b)	☐	Scheduled Collateral. If checked here, all inventory, accounts, contract rights, equipment, fixtures, general intangibles, instruments, deposit accounts (unless a security interest would render a nontaxable account taxable), letter of credit rights, commercial tort claims, investment property, documents and chattel paper described in the attached schedule and any additional schedules delivered by Debtor to Lender from time to time, now owned or hereafter acquired by Debtor (or by Debtor with spouse);
(c)	☒	Specific Collateral. If checked here, the following described property now owned or hereafter acquired by Debtor (or by Debtor with spouse):
See Attachment

(d)	☐	All Inventory. If checked here, all inventory and documents relating to inventory now owned or hereafter acquired by Debtor (or by Debtor with spouse);
(e)	☐	All Receivables. If checked here, all accounts, contract rights, chattel paper, letter of credit rights and instruments now owned or hereafter acquired by Debtor (or by Debtor with spouse);
(f)	☐	All Equipment. If checked here, all equipment and fixtures now owned or hereafter acquired by Debtor (or by Debtor with spouse);
(g)	☐	All General Intangibles. If checked here, all general intangibles now owned or hereafter acquired by Debtor (or by Debtor with spouse); and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, software used in, all returned or repossessed goods the sale of which gave rise to, and all proceeds, supporting obligations and products of the foregoing.

3. DEBTOR’S WARRANTIES

Debtor warrants and agrees that while any of the Obligations are unpaid:

(a) Ownership and use. Debtor owns (or with spouse owns) the Collateral free of all encumbrances and security interests (except Lender’s security interest). Chattel paper constituting Collateral evidences a perfected security interest in the goods (including software used in the goods) covered by it, free from all other encumbrances and security interests, and no financing statement is on file or control agreement in existence (other than Lender’s) covering the Collateral or any of it. Debtor, acting alone, may grant a security interest in the Collateral and agree to the terms of this Agreement. The Collateral is used or bought for use primarily for business purposes.

(b) Sale of goods or services rendered. Each account and chattel paper constituting Collateral as of this date arose from the performance of services by Debtor or from a bona fide sale or lease of goods, which have been delivered or shipped to the account debtor and for which Debtor has genuine invoices, shipping documents or receipts.

(c) Enforceability. Each account, contract right and chattel paper constituting Collateral as of this date is genuine and enforceable against the account debtor according to its terms. It and the transaction out of which it arose comply with all applicable laws and regulations. The amount represented by Debtor to Lender as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment, except discount for prompt payment, nor has any account debtor returned the goods or disputed liability.

(d) Due date. There has been no default according to the terms of any chattel paper or account constituting Collateral and no step has been taken to foreclose the security interest it evidences or otherwise enforce its payment.

(e) Financial Condition of account debtor. As of this date Debtor has no notice or knowledge of anything which might impair the credit standing of any account debtor and Debtor will advise Lender upon receipt of any such notice or knowledge affecting Collateral.

(f) Valid organization. If a corporation, limited liability company or general or limited partnership, Debtor is duly organized, validly existing and in good standing under the laws of the state of organization and is authorized to do business in Wisconsin.

(g) Other agreements. Debtor is not in default under any agreement for the payment of money.

(h) Authority to contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Debtor’s articles of incorporation or organization, by-laws, partnership agreement, operating agreement or any other agreement or restriction to which Debtor is a party or is subject.

(i) Accuracy of Information. All information, certificates or statements given to Lender pursuant to this Agreement shall be true and complete when given.

(j) Name and address. Debtor’s exact legal name is as set forth below Section 13. If Debtor is an individual, the address of Debtor’s principal residence is as set forth below Section 13. If Debtor is an organization that has only one place of business, the address of Debtor’s place of business, or if Debtor has more than one place of business, then the address of Debtor’s chief executive office, is as set forth below Section 13.

(k) Location. The address where the Collateral will be kept, if different from that appearing below Section 13, is                                         . Such location shall not be changed without the prior written consent of Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

(l) Organization. If Debtor is an organization, the type of organization and the state under whose law it is organized are as set forth below Section 13.

(m) Environmental laws. (i) No substance has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about any real estate now or at any time owned or occupied by Debtor (“Property”) during the period of Debtor’s ownership or use of the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action (“Hazardous Substance “) under any federal, state or local laws, regulations, ordinances, codes or rules (“Environmental Laws”), (ii) Debtor has no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property, (iii) without limiting the generality of the foregoing, Debtor has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks, (iv) there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Debtor to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claim relating to any Hazardous Substance, (v) Debtor is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance, and (vi) Debtor in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws. Debtor shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys’ fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (1) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (2) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, or (3) the imposition of any governmental lien for the recovery of environmental clean-up costs expended under any Environmental Law. Debtor shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance described above on, in, under or about the Property.

(n) Employees. There are no unpaid wages due employees of Debtor and there are no outstanding liens against assets of Debtor for unpaid wages due employees of Debtor.

(o) Fixtures. If any of the Collateral is affixed to real estate, the legal description of the real estate set forth in the UCC Financing Statement signed or authorized by Debtor is true and correct.

4. SHIPPERS

Shippers authorized to draw drafts on Lender under section 7(c) are:

THIS AGREEMENT CONTAINS ADDITIONAL PROVISIONS ON PAGES 2 AND 3.

ADDITIONAL PROVISIONS

5. SALE AND COLLECTIONS

(a) Sale of Inventory. So long as no default exists under any of the Obligations or this Agreement, Debtor may (a) sell inventory in the ordinary course of Debtor’s business for cash or on terms customary in the trade, at prices not less than any minimum sale price shown on instruments evidencing Obligations and describing inventory, or (b) lease or license inventory on terms customary in the trade.

(b) Verification and notification. Lender may verify Collateral in any manner, and Debtor shall assist Lender in so doing. Upon default Lender may at any time and Debtor shall, upon request of Lender, notify the account debtors or other persons obligated on the Collateral to make payment directly to Lender and Lender may enforce collection of, settle, compromise, extend or renew the indebtedness of such account debtors or other persons obligated on the Collateral. Until account debtors or other persons obligated on the Collateral are so notified, Debtor, as agent of Lender, shall make collections and receive payments on the Collateral.

(c) Deposit with Lender. At any time Lender may require that all proceeds of Collateral received by Debtor shall be held by Debtor upon an express trust for Lender, shall not be commingled with any other funds or property of Debtor and shall be turned over to Lender in precisely the form received (but endorsed by Debtor if necessary for collection) not later than the business day following the day of their receipt. Except as provided in Section 5(d) below, all proceeds of Collateral received by Lender directly or from Debtor shall be applied against the Obligations in such order and at such times as Lender shall determine.

(d) Accounting. If the extent to which Lender’s security interest in the Collateral is a purchase money security interest depends on the application of a payment to a particular obligation of Debtor, the payment shall first be applied to obligations of Debtor for which Debtor did not create a security interest in the order in which those obligations were incurred and then to obligations of Debtor for which Debtor did create a security interest, including the Obligations secured by the Collateral, in the order in which those obligations were incurred; provided, however, that Lender shall retain its security interest in all Collateral regardless of the allocation of payments.

6. DEBTOR’S COVENANTS

(a) Maintenance of Collateral. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired; keep it free from all liens, encumbrances and security interests (other than Lender’s security interest); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies, and other charges upon it; not sell, lease, license or otherwise transfer or dispose of it or permit it to become a fixture or an accession to other goods, except for sales, leases or licenses of inventory as provided in this Agreement; not permit it to be used in violation of any applicable law, regulation or policy of insurance; and, as to Collateral consisting of instruments, chattel paper and letter of credit rights, preserve rights in it against prior parties. Loss of or damage to the Collateral shall not affect the liabilities of any Debtor or Borrower under this Agreement, the Obligations or other rights of Lender with respect to the Collateral.

(b) Insurance. Debtor shall keep the Collateral and Lender’s interest in it insured under policies with such provisions, for such amounts and by such insurers as shall be satisfactory to Lender from time to time, and shall furnish evidence of such insurance satisfactory to Lender. Subject to Lender’s satisfaction, Debtor is free to select the insurance agent or insurer through which the insurance is obtained. Debtor assigns (and directs any insurer to pay) to Lender the proceeds of all such insurance and any premium refund, and authorizes Lender to endorse in the name of Debtor any instruments for such proceeds or refunds and, at the option of Lender, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to Debtor. Each insurance policy shall contain a standard lender’s loss payable endorsement in favor of Lender and shall provide that the policy shall not be cancelled, and the coverage shall not be reduced, without at least 10 days’ prior written notice by the insurer to Lender. Lender is authorized, in the name of Debtor or otherwise, to make, adjust and/or settle claims under any credit insurance financed by Lender or any insurance on the Collateral, or cancel the same after the occurrence of an event of default. If Debtor fails to keep any required insurance on the Collateral, Lender may purchase such insurance for Debtor, such insurance may be acquired by Lender solely to protect the interest of Lender (and will not cover Debtor’s equity in the Collateral), and Debtor’s obligation to repay Lender shall be in accordance with Section 7(a). ·

(c) Maintenance of security interest. Debtor shall pay all expenses and upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, evidence, determine and maintain priority of, perfect, continue perfected, terminate and/or enforce Lender’s interest in it or rights under this Agreement. Debtor authorizes Lender to file Uniform Commercial Code financing statements describing the Collateral (including describing the Collateral as “all assets” or with words of similar effect if Section 2(a) is checked) and amendments and correction statements to such financing statements and ratifies any such financing statement or amendment filed prior to the date of this Agreement. Debtor will obtain for and provide to Lender control of Collateral and other security for the Obligations for which control may be required or requested to perfect Lender’s security interest under applicable law, including, without limitation, the execution of control agreements by and between Debtor, Lender and any necessary third party. If the Collateral is in possession of a third party, Debtor will also join with Lender at its request in notifying the third party of Lender’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

(d) Taxes and other charges. Debtor shall pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.

(e) Employees. Debtor shall pay all wages when due to employees of Debtor and shall not permit any lien to exist against the assets of Debtor for unpaid wages due employees of Debtor.

(f) Records and statements. Debtor shall furnish to Lender financial statements at least annually and such other financial information respecting Debtor at such times and in such form as Lender may request. Debtor shall keep accurate and complete records respecting the Collateral in such form as Lender may approve. At such times as Lender may require, Debtor shall furnish to Lender a statement certified by Debtor and in such form and containing such information as may be prescribed by Lender, showing the current status and value of the Collateral. Debtor shall furnish to Lender such reports regarding the payment of wages to employees of Debtor and the number of employees of Debtor as Lender may from time to time request, and without request shall furnish to Lender a written report immediately upon any material increase in the number of employees of Debtor, the failure of Debtor to pay any wages when due to employees of Debtor or the imposition of any lien against the assets of Debtor for unpaid wages due employees of Debtor.

(g) Inspection of Collateral. At reasonable times Lender may examine the Collateral and Debtor’s records pertaining to it, wherever located, and make copies of records, and Debtor shall assist lender in so doing.

(h) Service charge. In addition to the required payments under the Obligations and this Agreement, Debtor shall pay Lender’s then current service charges for servicing and auditing in connection with this Agreement.

(i) Chattel paper. Lender may require that chattel paper constituting Collateral shall be on forms approved by Lender. Unless it consists of electronic paper, Debtor shall promptly mark all chattel paper constituting Collateral, and all copies, to indicate conspicuously Lender’s interest and, upon request, deliver them to Lender. If it consists of electronic chattel paper, Debtor shall promptly notify Lender of the existence of the electronic chattel paper and, at the request of Lender, shall take such actions as Lender may reasonably request to vest in Lender control of such electronic chattel paper under applicable law.

(j) United States contracts. If any Collateral arose out of contracts with the United States or any of its departments, agencies or instrumentalities, Debtor will notify Lender and execute writings required by Lender in order that all money due or to become due under such contracts shalt be assigned to Lender and proper notice of the assignment given under the Federal Assignment of Claims Act.

(k) Modifications. Without the prior written consent of Lender, Debtor shall not alter, modify, extend, renew or cancel any accounts, letter of credit rights or chattel paper constituting Collateral.

(l) Returns and repossessions. Debtor shall promptly notify Lender of the return to or repossession by Debtor of good’s underlying any Collateral and Debtor shall hold and dispose of them only as Lender directs.

(m) Promissory Notes, Chattel Paper and Investment Property. If Debtor shall at any time hold or acquire Collateral consisting of promissory notes, chattel paper or certificated securities, Debtor shall endorse, assign and deliver the same to Lender accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time request.

(n) Change of name, address or organization. Debtor shall not change Debtor’s legal name or address without providing at least 30 days’ prior written notice of the change to Lender. Debtor if it is an organization shall not change its type of organization or state under whose law it is organized and shall preserve its organizational existence, and Debtor whether or not Debtor is an organization shall not, in one transaction or in a series of related transactions, merge into or consolidate with any other organization, change Debtor’s legal structure or sell or transfer all or substantially all of Debtor’s assets.

7. RIGHTS OF LENDER

(a) Authority to perform for Debtor. Upon the occurrence of an event of default or if Debtor fails to perform any of Debtor’s duties set forth in this Agreement or in any evidence of or document relating to the Obligations, Lender is authorized, in Debtor’s name or otherwise, to take any such action including without limitation signing Debtor’s name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

(b) Charging a Debtor’s credit balance. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Debtor who is also a Borrower grants lender, as further security for the Obligations, a security interest and lien in any deposit account such Debtor may at any time have with Lender and other money now or hereafter owed such Debtor by Lender, and agrees that Lender may, at any time after the occurrence of an event of default, without prior notice or demand, set-off all or any part of the unpaid balance of the Obligations against any deposit balances or other money now or hereafter owed such Debtor by Lender.

(c) Power of attorney. Debtor irrevocably appoints any officer of Lender as Debtor’s attorney, with power after an event of default to receive, open and dispose of all mail addressed to Debtor (and Lender shall not be required as a condition to the exercise of this power to prove the occurrence of an event of default to the Post Office); to notify the Post Office authorities to change the address for delivery of all mail addressed to Debtor to such address as Lender may designate; to endorse the name of Debtor upon any instruments which may come into Lender’s possession; and to sign and make draws under any letter of credit constituting Collateral on Debtor’s behalf. Debtor agrees that Obligations may be created by drafts drawn on Lender by shippers of inventory named in Section 4. Debtor authorizes Lender to honor any such draft accompanied by invoices aggregating the amount of the draft and describing inventory to be shipped to Debtor and to pay any such invoices not accompanied by drafts. Debtor appoints any employee of Lender as Debtor’s attorney, with full power to sign Debtor’s name on any instrument evidencing an Obligation, or any renewals or extensions, for the amount of such drafts honored by Lender and such instruments may be payable at fixed times or on demand, shall. bear interest at the rate from time to time fixed by Lender and Debtor agrees, upon request of Lender, to execute any such instruments. This power of attorney to execute instruments may be revoked by Debtor only by written notice to Lender and no such revocation shall affect any instruments executed prior to the receipt by Lender of such notice. All acts of such attorney are ratified and approved and such attorney is not liable for any act or omission or for any error of judgment or mistake of fact or law. This power is a power coupled with an interest and is given as security for the Obligations, and the authority conferred by this power is and shall be irrevocable and shall remain in full force and effect until renounced by Lender except as otherwise expressly provided in this Section 7(c).

(d) Non-liability of Lender. Lender has no duty to determine the validity of any invoice, the authority of any shipper named in Section 4 to ship goods to Debtor or compliance with any order of Debtor. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases Lender from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except Lender’s willful misconduct.

8. DEFAULT

Upon the occurrence of one or more of the following events of default;

(a) Nonperformance. Any of the Obligations are not paid when due, or Borrower or Debtor, as applicable, fails to perform, or rectify breach of, any warranty or covenant or other undertaking in this Agreement or in any evidence of or document relating to the Obligations or an event of default occurs under any evidence of or document relating to any other obligation secured by the Collateral;

(b) Inability to Perform. Borrower, Borrower’s spouse, Debtor or a guarantor or surety of any of the Obligations dies, ceases to exist, becomes insolvent or the subject of bankruptcy or insolvency proceedings or any guaranty of the Obligations is revoked or becomes unenforceable for any reason;

(c) Misrepresentation. Any representation or warranty made to induce Lender to extend credit to Debtor or Borrower, under this Agreement or otherwise, is false in any material respect when made; or

(d) Insecurity. At any time Lender believes in good faith that the prospect of payment or performance of any of the Obligations or performance under any agreement securing the Obligations is impaired;

all of the Obligations shall, at the option of Lender and without notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code and this Agreement, as well as any other applicable law, and under any evidence of or document relating to any Obligation, and all such rights and remedies are cumulative and may be exercised, from time to time. With respect to such rights and remedies:

(e) Repossession. Lender may take possession of Collateral without notice or hearing, which Debtor waives;

(f) Assembling Collateral. Lender may require Debtor to assemble the Collateral and to make it available to Lender at any place reasonably designated by Lender;

(g) Notice of disposition. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

(h) Expenses and application of proceeds. Debtor shall reimburse Lender for any expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys’ fees and legal expenses (including those incurred in successful defense or settlement of any counterclaim brought by Debtor or incident to any action or proceeding involving Debtor brought pursuant to the United States Bankruptcy Code) and all expenses of taking possession, holding, preparing for disposition and disposing of Collateral (provided, however, Lender has no obligation to clean-up or otherwise prepare the Collateral for sale). After deduction of such expenses, Lender shall apply the proceeds of disposition to the extent actually received in cash to the Obligations in such order and amounts as it elects or as otherwise required by this Agreement. If Lender sells any Collateral on credit, Debtor will be credited only with payments that the purchaser actually makes and that Lender actually receives and applies to the unpaid balance of the purchase price of the Collateral; and

(i) Waiver. Lender may permit Debtor or Borrower to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Borrower or Debtor. Lender shall continue to have all of its rights and remedies under this Agreement even if It does not fully and properly exercise them on all occasions.

9. WAIVER AND CONSENT

Each Debtor who is not also a Borrower expressly consents to and waives notice of the following by Lender without affecting the liability of any such Debtor: (a) the creation of any present or future Obligation, default under any Obligation, proceedings to collect from any Borrower or anyone else, (b) any surrender, release, impairment, sale or other disposition of any security or collateral for the Obligations, (c) any release or agreement not to sue any guarantor or surety of the Obligations, (d) any failure to perfect a security interest in or realize upon any security or collateral for the Obligations, (e) any failure to realize upon any of the Obligations or to proceed against any Borrower or any guarantor or surety, (f) any renewal or extension of the time of payment, (g) any allocation and application of payments and credits and acceptance of partial payments, (h) any application of the proceeds of disposition of any collateral for the Obligations to any obligation of any Debtor or Borrower secured by such collateral in such order and amounts as it elects, (i) any determination of what, if anything, may at any time be done with reference to any security or collateral, and (j) any settlement or compromise of the amount due or owing or claimed to be due or owing from any Borrower, guarantor or surety.

10. INTERPRETATION

The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code, as amended from time to time, provided, however, that the term “instrument “ shall be such term as defined in the Wisconsin Uniform Commercial Code-Secured Transactions Chapter 409. All references in this Agreement to sections of the Wisconsin Statutes are to those sections as they may be renumbered from time to time. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

11. PERSONS BOUND

Each person signing this Agreement is a Debtor. All Debtors are jointly and severally liable under this Agreement. This Agreement benefits Lender, its successors and assigns, and binds Debtor(s) and their respective heirs, personal representatives, successors and assigns and shall bind all persons and entities who become bound as a debtor to this Agreement. ☐ If checked here, this Agreement amends and replaces in their entirety the provisions of all existing Selective Business Security Agreements between Debtor and Lender; provided, however, that all security interests granted to Lender under those existing security agreements shall remain in full force and effect, subject to the provisions of this Agreement. Debtor acknowledges receipt of a completed copy of this Agreement.

12. ENTIRE AGREEMENT

THIS AGREEMENT IS INTENDED BY DEBTOR AND LENDER AS A FINAL EXPRESSION OF THIS AGREEMENT AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE ENFORCEABILITY OF THIS AGREEMENT, AND THIS AGREEMENT MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO THIS AGREEMENT. THIS AGREEMENT MAY NOT BE SUPPLEMENTED OR MODIFIED EXCEPT IN WRITING SIGNED BY LENDER AND DEBTOR.

13. OTHER PROVISIONS

(If none are stated below, there are no other Provisions.)

Address:	1125 N. Broadway	Muskie Proppant, LLC		(SEAL)
SEE SECTIONS 3(j) AND (k)

Menomonie, WI 54751		A Delaware Limited Liability Company TYPE OF ORGANIZATION

DELAWARE		By:	/s/ Cyrus W. Ingraham, III	(SEAL)
STATE OF ORGANIZATION		Cyrus W. Ingraham, III, CEO

(SEAL)

(SEAL)

(SEAL)

Address:	(SEAL)
SEE SECTIONS 3(j) AND (k)

TYPE OF ORGANIZATION

(SEAL)
STATE OF ORGANIZATION

(SEAL)

(SEAL)

(SEAL)

WBA444.GPF rev. 9/2011	Selective Business Security Agreement Page 3 of 3

Attachment to Selective Business Security Agreement

Dated January 31, 2013

Debtor: Muskie Proppant LLC

Description of Collateral Continued

11.100 Wet Plant – Furnish (includes Sump #25 & Pump #26)

11.300 Screens – Furnish – 3 primary – 2 Secondary – Trail Screen – Cables

11.200 Stark Dry Plan – Furnish

11.150 Compositech Vacuum Belt Filter – Furnish F.O.B. Jobsite

15.250 Mechanical – Process Slurry Piping

5.100 Structural & Access Steel – CFS Equipment

11.900 Conveyor Systems Interior – Furnish & Install

15.100 Mech – Plumbing Employee Welfare

3.502 Product & Waste Storage & Loadout System

Process Water Pumps & Vacuum Sump Pump

General Trades – OH Doors – Touchup Painting

15.190 Large Pressure Tank for Water Supply

Damp Sand Reclaim grizzly – hopper – conveyor by RB Scott & Orthman Damp Sand Conveyors